UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02862
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on December 10, 2015, the Board of Directors (the "Board") of Hasbro, Inc. (the "Company") amended the Company's Amended and Restated By-Laws (the "By-Laws") to implement two changes to the previously adopted proxy access procedure.

First, the existing proxy access By-Law procedure had allowed up to twenty (20) shareholders to aggregate their holdings for purposes of achieving the required share ownership threshold and had provided that for that purpose funds under common management and investment control counted as one shareholder.  The amendment also provides that the following additional classes of holders count as one shareholder: (i) funds under common management and funded primarily by the same employer and (ii) a "family of investment companies" or a "group of investment companies" (each as defined in the Investment Company Act of 1940 and the rules, regulations and forms adopted thereunder, all as amended).

Second, the existing proxy access By-Law allowed a shareholder to include loaned shares in their shareholdings, for purposes of meeting the required share ownership, if the shares could be recalled within three (3) business days.  The amendment extends this period to five (5) business days.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                          Exhibit Description

3.1                          Amendment to Amended and Restated By-Laws of Hasbro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: December 14, 2015

EXHIBIT INDEX

Exhibit  No.                                        Exhibit Description
3.1                                        Amendment to Amended and Restated By-Laws of Hasbro, Inc.